Exhibit 99.1

Nevro Announces Preliminary Unaudited Fourth Quarter and

Fiscal Year 2015 Revenue

Company Provides Preliminary Revenue Guidance for Full Year 2016

Redwood City, Calif., January 11, 2016 - Nevro Corp. (NYSE: NVRO), a global medical device company that is providing innovative evidence-based solutions for the treatment of chronic pain, today announced its preliminary unaudited revenue for the fourth quarter and year ended December 31, 2015.

The company announced that preliminary unaudited fourth quarter worldwide revenue is expected to be in the range of $32.6 to $33.1 million, compared to $9.7 million in the fourth quarter of 2014. Fourth-quarter sales in 2014 consisted solely of international sales.

Preliminary unaudited U.S. revenue for the fourth quarter of 2015, the second full quarter of commercial availability of the company’s HF10 therapy in the U.S., is expected to be in the range of $19.5 to $19.8 million. Preliminary unaudited international revenue for the fourth quarter of 2015 is expected to be in the range of $13.1 to $13.3 million.

Nevro’s preliminary unaudited 2015 revenue is expected to be in the range of $69.1 to $69.6 million.

Preliminary Revenue Guidance for Full Year 2016

The company currently expects worldwide revenue for the full year 2016 to be in the range of $145.0 to $155.0 million.

“Our preliminary financial results for the fourth quarter of 2015 reflect early success in our U.S. launch and continued adoption of HF10 therapy internationally,” said Michael DeMane, Chairman and CEO of Nevro. “We ended the year on plan with 100 trained sales representatives in the U.S. Our guidance for 2016 reflects continued momentum, and we look forward to providing additional detail when we release our final 2015 operating and financial results in late February.”

About Nevro

Headquartered in Redwood City, California, Nevro is a global medical device company focused on providing innovative products that improve the quality of life of patients suffering from debilitating chronic pain. Nevro has developed and commercialized the Senza spinal cord stimulation (SCS) system, an evidence-based neuromodulation platform for the treatment of chronic pain. The Senza system is the only SCS system that delivers Nevro’s proprietary HF10 therapy. Senza, HF10, Nevro and the Nevro logo are trademarks of Nevro.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements with respect to our business, capital resources, strategic initiatives and growth reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including continuing adoption of, and interest in, Senza in the U.S. and international markets; our expectations for U.S., international and worldwide revenue for the fourth quarter and full year of 2015; and our expectations for worldwide revenue for the full year 2016. These forward-looking statements are based upon information that is currently available to us or our current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, including our ability to successfully commercialize our products; our ability to manufacture our products to meet demand; the level and availability of third-party payor reimbursement for our products; our ability to effectively manage our anticipated growth; our ability to protect our intellectual property rights and proprietary technologies; our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; competition in our industry; additional capital and credit availability; our ability to attract and retain qualified personnel; and product liability claims. These factors, together with those that are described in greater detail in our Annual Report on Form 10-K filed on March 18, 2015 and our Quarterly Report on Form 10-Q filed on November 9, 2015, as well as any reports that we may file with the Securities and Exchange Commission in the future, may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. We expressly disclaim any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements. Our preliminary operating results for the quarter and full year ended December 31, 2015 are subject to adjustment as we complete our year-end audit and other processes and are not necessarily indicative of our operating results for any future periods.

Investor Relations Contact:

Nevro Investor Relations

Katherine Bock

(650) 433-3247

ir@nevro.com

SOURCE Nevro Corp.